As filed with the Securities and Exchange Commission on March 31, 2015

Registration Nos. 333-199887

United States

SECURITIES AND EXCHANGE cOMMISSION

 Washington, D.C. 20549

___________________________

post-effective amendment no. 1 to

form s-3

Registration Statement

under

 the securities act of 1933

 ___________________________

Uroplasty, INC.

(Exact Name of Registrant as Specified in its Charter)

___________________________

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	41-179250 (I.R.S. Employer Identification No.)

5420 Feltl Road

Minnetonka, Minnesota 55343

(Address of Principal Executive Offices) (Zip Code)

___________________________

Brett Reynolds

Senior Vice President, Chief Financial Officer and Corporate Secretary

Uroplasty, Inc.

5420 Feltl Road

Minnetonka, Minnesota 55343

(952) 426-6140

(Name and Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copy requested to:

William E. McDonald, Esq.

Oppenheimer Wolff & Donnelly LLP

Campbell Mithun Tower, Suite 2000

222 South Ninth Street

Minneapolis, Minnesota 55402

(612) 607-7507

___________________________

Approximate date of commencement of proposed sale to the public: Not applicable. This post-effective amendment deregisters those securities that remain unissued or unsold hereunder as of the effective date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐

Deregistration of Securities

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement on Form S-3 filed by Uroplasty, Inc. (the “Registrant”) with the Securities and Exchange Commission on November 5, 2014 (File No. 333-199887) (the “Registration Statement”) is being filed to deregister all securities of the Registrant that had been registered for issuance on the Registration Statement that remain unsold under such Registration Statement.

On March 31, 2015, the Registrant merged with and into Visor Merger Sub LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Vision-Sciences, Inc. (“Merger Sub”), as contemplated by the Agreement and Plan of Merger, dated December 21, 2014 (the “Merger Agreement”), among Uroplasty, Vision-Sciences, Inc. and Merger Sub (the “Merger”). As a result of the Merger, the Registrant merged into Merger Sub and terminated all offers and sales of their securities registered for issuance on the Registration Statement that remain unsold under the Registration Statement as of the date hereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, Minnesota, on March 31, 2015.

Uroplasty, Inc.
(Registrant)

By:	/s/ Brett A. Reynolds
Brett A. Reynolds
Senior Vice President, Chief Financial Officer and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert C. Kill Robert C. Kill	Chairman of the Board, President and Chief Executive Officer and Director (principal executive officer)	March 31, 2015
/s/ Brett A. Reynolds Brett A. Reynolds	Senior Vice President, Chief Financial Officer and Corporate Secretary (principal financial and accounting officer)	March 31, 2015
/s/ Kevin H. Roche Kevin H. Roche	Director	March 31, 2015
/s/ Kenneth H. Paulus Kenneth H. Paulus	Director	March 31, 2015
/s/ James P. Stauner James P. Stauner	Director	March 31, 2015
/s/ Sven A. Wehrwein Sven A. Wehrwein	Director	March 31, 2015

2